Exhibit 23.1
                                                                    ------------




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements No. 333-32166, 333-69848, and 333-69400 of Anthracite Capital, Inc. on Form S-3, of our reports dated March 14, 2005, appearing in this Annual Report on Form 10-K of Anthracite Capital, Inc. for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

New York, New York
March 14, 2005